SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              OLD NATIONAL BANCORP
                              --------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] $125 per Exchange Act Rule O-11(c)(1)(ii), 14a-6(i)(l), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

1) Title of each class of securities to which transaction applies:
   Not applicable
--------------------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:
   Not applicable
--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   Not applicable
--------------------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:
   Not applicable
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5) Total fee paid:
   Not applicable
--------------------------------------------------------------------------------

[ ] Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:  Not applicable
                                -----------------------------------------------

    2) Form Schedule or Registration Statement No.:  Not applicable
                                                     --------------------------

    3) Filing Party:  Not applicable
                      ---------------------------------------------------------

    4) Date Filed:  Not applicable
                    -----------------------------------------------------------

                              OLD NATIONAL BANCORP

                                 420 MAIN STREET

                            EVANSVILLE, INDIANA 47708




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------


TO OUR SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of Shareholders of Old National Bancorp (the "Company") will be held on Thursday, April 18, 2002 at 10:30 a.m., Evansville time, at The Centre, 715 Locust Street, Evansville, Indiana.

The Annual Meeting will be held for the following purposes:

1. Approval of the amendments to Article VII of the Company's Articles of Incorporation to provide for a Board of Directors with staggered terms.

2. Approval of the amendments to Article II of the Company's Articles of Incorporation to update the purpose and general powers of the Company.

3. Election of fifteen Directors in the classes indicated in the attached proxy statement to serve until the election and qualification of their respective successors.

4. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company and its affiliates for the fiscal year ending December 31, 2002.

5. Transaction of such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.


Shareholders of record at the close of business on February 11, 2002, are entitled to notice of and to vote at the Annual Meeting.

                                            By Order of the Board of Directors

                                            Jeffrey L. Knight
                                            Corporate Secretary
March ___, 2002

                                    IMPORTANT

PLEASE VOTE YOUR PROXY PROMPTLY BY MAIL OR BY INTERNET. IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR VOTE BY INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                              ------------------
                                                              PRELIMINARY COPIES
                                                              ------------------

                              OLD NATIONAL BANCORP

                                 420 MAIN STREET

                            EVANSVILLE, INDIANA 47708


                                 PROXY STATEMENT

     This proxy statement is furnished to the shareholders of Old National Bancorp (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 18, 2002, at 10:30 a.m., Evansville time, at The Centre, 715 Locust Street, Evansville, Indiana, and at any and all adjournments or postponements of such meeting (the "Annual Meeting"). A Notice of Annual Meeting of Shareholders and form of proxy accompany this proxy statement.

     Any shareholder giving a proxy has the right to revoke it by voting in person at the Annual Meeting, by timely delivery of a later-dated proxy or by a written notice delivered to the Corporate Secretary of the Company, P.O. Box 718, Evansville, Indiana 47705-0718, at any time before such proxy is exercised. All proxies will be voted in accordance with the directions of the shareholder giving such proxy. To the extent no directions are given, proxies will be voted "FOR" approval of both of the amendments to the Company's Articles of Incorporation discussed herein, "FOR" the election of the persons named as nominees in this proxy statement as Directors of the Company and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company and its affiliates for the fiscal year ending December 31, 2002. With respect to such other matters that may properly come before the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

     The complete mailing address of the principal executive offices of the Company is Old National Bancorp, P.O. Box 718, Evansville, Indiana 47705-0718. The approximate date on which this proxy statement and form of proxy for the Annual Meeting are first being sent or given to shareholders of the Company is _________, 2002.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     Only shareholders of the Company of record at the close of business on February 11, 2002, will be eligible to vote at the Annual Meeting.

     The voting securities of the Company entitled to be voted at the Annual Meeting consist only of common stock, without par value, of which 61,008,257 shares were issued and outstanding on the record date of February 11, 2002. The Company has no other class of stock that is outstanding. Each shareholder of record on the record date will be entitled to one vote for each share of common stock registered in the shareholder's name.

     As of February 11, 2002, to the knowledge of the Company, no person or firm, other than the Company, beneficially owned more than 5% of the common stock of the Company outstanding on that date. As of February 11, 2002, no individual director, nominee or officer beneficially owned more than 5% of the common stock of the Company outstanding.

     As of February 11, 2002, to the knowledge of the Company, only the Company indirectly beneficially owned more than 5% of the outstanding common stock of the Company. The Company indirectly owned 5,001,774 shares of common stock of the Company, which constituted 8.20% of the outstanding common stock of the Company on that date. These shares are held in various fiduciary capacities through the Company's wholly-owned trust company.

               ITEM 1. AMENDMENT OF THE ARTICLES OF INCORPORATION
                       TO PROVIDE FOR A BOARD OF DIRECTORS
                              WITH STAGGERED TERMS


Description of the Proposed Amendment of Article VII

     At a meeting held on February 28, 2002, the Company's Board of Directors unanimously adopted resolutions approving and recommending to shareholders, an amendment of Article VII, Section 1 of the Company's Articles of Incorporation to provide for staggered terms of directors. The proposed amendment sets forth the specific staggered terms and provides for dividing the Company's Board of Directors into three classes, as nearly equal in number as possible, with one class to be originally elected for a term expiring at the Annual Meeting of Shareholders to be held in 2003, another class to be originally elected for a term expiring at the Annual Meeting of Shareholders to be held in 2004 and the final class to be originally elected for a term expiring at the Annual Meeting of Shareholders to be held in 2005, and with each director to hold office until his or her successor is duly elected and qualified. Commencing with the Annual Meeting of Shareholders held in 2003 and at each Annual Meeting of Shareholders thereafter, each director whose term then expires would be elected to hold office for a three-year term, with each director to hold office until his or her successor is duly elected and qualified.

     The complete text of Section 1 of Article VII, as amended, reads as follows:

                  Section 1. Number of Directors; Term of Office; Removal. (a) The number of directors of the Corporation, exclusive of the number of directors who may be elected by the holders of any one or more series of Preferred Stock pursuant to Section 2(B) of Article V hereof (the "Preferred Stock Directors"), shall not be less than seven nor more than twenty-five, with the exact number of directors to be fixed from time to time by the By-Laws of the Corporation.

                  (b) The Board of Directors of the Corporation shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The three (3) classes of directors shall be filled such that the directors of the first class (designated as Class I) shall be elected to hold office for a term expiring at the annual meeting of shareholders in 2003, the directors of the second class (designated as Class II) shall be elected to hold office for a term expiring at the annual meeting of shareholders in 2004, and the directors of the third class (designated as Class III) shall be elected to hold office for a term expiring at the annual meeting of shareholders in 2005. Commencing with the annual meeting of shareholders in 2003 and at each annual meeting of shareholders thereafter, the directors in the class whose terms shall then expire shall be elected for a term of three (3) years and until their respective successors are duly elected and qualified.

                  (c) Any or all directors (exclusive of Preferred Stock Directors) may be removed, with or without cause, only by (i) the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of common stock of the Corporation entitled to vote in the election of directors, at a shareholders' meeting called for that purpose, or (ii) the affirmative vote of not less than two-thirds (2/3) of the actual number of directors elected and qualified and then in office.

                  (d) This Section 1 of Article VII shall not be altered, amended or repealed except by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of common stock of the Corporation, at a shareholders' meeting duly called for that purpose, on a proposal adopted and recommended by the vote of not less than two-thirds (2/3) of the entire Board of Directors of the Corporation.

Discussion of the Proposed Amendment of Article VII

     The Board of Directors has concluded that it is in the best interests of the Company to amend the Company's Articles of Incorporation to provide for staggered terms for directors. Because only one-third of the directors will be elected at each Annual Meeting of Shareholders, the Board believes that the staggered terms of directors would tend to promote continuity and stability in the Company's management, business strategies and policies. In addition, by providing for staggered terms, the Company ensures that two-thirds of the directors will have at least one year of experience on the Board and that new directors would have an opportunity to become familiar with the affairs of the Company and to benefit from the experience of other directors. This, in turn, helps to assure that the Board consists of individuals with experience and knowledge of the Company's business strategies and policies. The Board of Directors also believes that staggered terms for directors will enhance the Company's ability to attract and retain well-qualified individuals who are able to commit the time and resources to understand the Company, its business affairs and operations.

     Further, in the event of a proxy contest for the election of directors or certain other attempts by a party to gain control of the Company, the staggered terms help give the Company time and bargaining power to negotiate with the party, to consider alternative proposals and to ensure that the best interests of the Company are pursued.

     If the amendment is adopted by the shareholders, the directors elected at this Annual Meeting would be divided into classes as follows: Class I, consisting of David L. Barning, Larry E. Dunigan, Phelps L. Lambert, Louis L. Mervis, and Marjorie Z. Soyugenc, whose term would expire at the 2003 Annual Meeting of Shareholders; Class II, consisting of Richard J. Bond, David E. Eckerle, Ronald B. Lankford, James A. Risinger, and Kelly N. Stanley, whose term would expire at the 2004 Annual Meeting of Shareholders; and Class III, consisting of Alan W. Braun, Andrew E. Goebel, Lucien H. Meis, John N. Royse, and Charles D. Storms, whose term would expire at the 2005 Annual Meeting of Shareholders. If the amendment is not adopted by the shareholders, the directors elected at this Annual Meeting would serve only until the 2003 Annual Meeting of Shareholders.

     The Board of Directors in the manner set forth in the Company's By-Laws will fill vacancies on the Board of Directors, including any vacancies created by an increase in the number of directors. In accordance with the By-Laws, the term of a director chosen to fill a vacancy will expire at the end of the term for which the director's predecessor was elected or, in the event of an increase in the number of directors, the term of the director chosen to fill the vacancy created thereby, will expire at the end of the term of the class to which that director is assigned.

     The amendment is not in response to any effort, of which the Company is aware, to obtain control of the Company. As a result, although the amendment may have an anti-takeover effect, the amendment is not intended solely as an anti-takeover provision. The amendment would preclude a third party from electing the entire Board of Directors at a single Annual Meeting of Shareholders and simultaneously gaining control of the Company's Board. With the staggered terms of directors as set forth above, it would take at least two elections of directors for any individual or group to gain control of the Board. The overall effect of the amendment is to render more difficult the accomplishment of undesired mergers, tender offers or proxy contests, the assumption of control of the Board of Directors by an undesired shareholder or other party and/or the removal of current management and the Board of Directors.

     A principal function of the amendment, in conjunction with the Company's existing anti-takeover devices described below, is to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's length negotiations with the Board of Directors rather than through a hostile takeover bid.

Existing Anti-Takeover Devices

     Articles of Incorporation. The Company's Articles of Incorporation currently authorize the issuance of 150,000,000 shares of common stock and 2,000,000 shares of preferred stock. Within the limits of applicable law and the rules of The New York Stock Exchange, these shares are available to be issued, without prior shareholder approval, in classes with relative rights, privileges and preferences determined for each class by the Board of Directors.

     The Board of Directors has authorized a series of preferred stock designated as Series A preferred stock, and designated 200,000 shares of Series A preferred stock in connection with the Company's shareholder rights plan. The Series A preferred stock may not be issued except upon exercise of certain rights pursuant to such shareholder rights plan. No shares of Series A preferred stock have been issued as of the date hereof. On January 25, 1990, the Board of Directors declared a dividend of one (1) right for each issued and outstanding share of common stock. The dividend was payable on March 15, 1990 to holders of record of common stock at the close of business on March 1, 1990. Each right entitles the registered holder, upon the occurrence of certain events involving a change in control, to purchase from the Company one-hundredth (1/100) of a share of Series A preferred stock at an initial purchase price of $60.00, subject to adjustment. The terms and conditions of the rights are contained in a Rights Agreement between the Company and Old National Bank in Evansville, as Rights Agent.

     The Company's Articles of Incorporation provide that certain business combinations may, under certain circumstances, require approval of more than a simple majority of its issued and outstanding shares, and require a super-majority shareholder vote of not less than eighty percent (80%) of the outstanding shares of common stock for the amendment of certain significant provisions.

     The Company's Articles of Incorporation also provide that the Board of Directors will consider non-financial factors that it deems relevant when evaluating a business combination. Any amendment of this provision requires a super-majority shareholder vote of not less than eighty percent (80%) of the outstanding shares of common stock.

     Finally, the Company's Articles of Incorporation provide that any person or group of persons who acquires 15% of the Company's then outstanding common stock must pay an amount at least equal to the highest percent over market value paid for shares already held by such person or group when acquiring additional shares. Any amendment of this provision requires a super-majority shareholder vote of not less than eighty percent (80%) of the outstanding shares of common stock.

     These provisions in the Company's Articles of Incorporation are designed to encourage potential acquirers to negotiate with the Company's Board of Directors to preserve for shareholders the value of the Company in the event of a takeover attempt. These provisions reduce the likelihood that a potential acquirer who is unwilling to pay a market premium determined by the Company's Board of Directors to be sufficient will attempt to acquire shares of the Company's stock by means of an open market accumulation, front-end loaded tender offer or other coercive or unfair takeover tactic. The current proposed amendment, together with the already existing anti-takeover provisions in the Company's Articles of Incorporation, would ensure that the Company, its shareholders and other stakeholders would be protected from certain takeover attempts, or the acquisition of a substantial block of equity, on terms which may be less favorable generally than would be available in transactions negotiated with and approved by the Board of Directors.

     Indiana Law. Chapters 42 and 43 of the Indiana Business Corporation Law, which are applicable to the Company, may be deemed to have certain anti-takeover effects by prescribing, in the case of Chapter 42, certain voting requirements in instances in which a person acquires shares of the Company in excess of certain thresholds or proscribing, in the case of Chapter 43, certain transactions between the Company and an "interested stockholder" (defined generally as a person beneficially owning 10% or more of a corporation's outstanding voting stock) during the five year period following the time such person became an interested stockholder.

     In addition, Chapter 35 of the Indiana Business Corporation Law provides that in taking or declining to take any action, or in making or declining to make any recommendation to the shareholders of the corporation with respect to any matter, a board of directors may, in its discretion, consider both the short term and long term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects thereof on the corporation's shareholders and the other corporate constituent groups and interests, as well as any other factors deemed pertinent by the directors. As a result, by expanding the factors that may be considered relevant by the directors in assessing a takeover proposal, this provision could be deemed to have certain anti-takeover effects.

Recommendation of the Board of Directors

     The Board of Directors has carefully considered the proposed amendment to the Company's Articles of Incorporation and unanimously recommends that shareholders vote "FOR" approval of the amendment. Assuming a quorum is present at the Annual Meeting, the amendment will be approved by the shareholders if the votes cast at the Annual Meeting in favor of the amendment exceed the votes cast against it. If sufficient votes are received, the amendment will become effective upon the filing of the Articles of Amendment or the Articles of Restatement to the Company's Articles of Incorporation with the Secretary of State of the State of Indiana.


               ITEM 2. AMENDMENT OF THE ARTICLES OF INCORPORATION
                    TO UPDATE THE PURPOSE AND GENERAL POWERS
                                 OF THE COMPANY

     At a meeting held on February 28, 2002, the Company's Board of Directors unanimously adopted resolutions approving and recommending to shareholders the amendment of Article II of the Company's Articles of Incorporation to update the Company's purpose and general powers. The complete text of Article II, as amended, reads as follows:

          Section 1. Purpose. The purpose of the Corporation is to engage in any lawful business.

          Section 2. Powers. The Corporation shall possess, exercise and enjoy all lawful rights, powers and privileges necessary or convenient to carry out its business and affairs.


Discussion of the Proposed Amendment of Article II

     The Board of Directors has concluded that it is in the best interests of the Company to amend the Company's Articles of Incorporation to update the Company's corporate purpose and general powers. As a result of recent changes to federal laws governing bank holding companies, the Board believes that the amendment would provide the Company with the necessary flexibility and authority to engage in such activities.

Recommendation of the Board of Directors

     The Board of Directors unanimously recommends that shareholders vote "FOR" approval of the amendment. Assuming a quorum is present at the Annual Meeting, the amendment will be approved by the shareholders if the votes cast at the Annual Meeting in favor of the amendment exceed the votes cast against it. If sufficient votes are received, the amendment will become effective upon the filing of the Articles of Amendment or the Articles of Restatement to the Company's Articles of Incorporation with the Secretary of State of the State of Indiana.


                          ITEM 3. ELECTION OF DIRECTORS


     The third item to be acted upon at the Annual Meeting of Shareholders will be the election of fifteen Directors to the Board of Directors of the Company in the classes indicated below to serve until the election and qualification of his or her successor. Provided the Amendments to the Articles of Incorporation are approved, those nominees designated as Class I will be elected to serve for a one year term expiring at the 2003 Annual Meeting of Shareholders, those nominees designated as Class II will be elected for a two year term expiring at the 2004 Annual Meeting of Shareholders, and those nominees designated as Class III will be elected to serve for a three year term expiring at the 2005 Annual Meeting of Shareholders.

     If any Director nominee named in this proxy statement shall become unable or decline to serve (an event which the Board of Directors does not anticipate), the persons named as proxies will have discretionary authority to vote for a substitute nominee named by the Board of Directors, if the Board determines to fill such nominee's position. Unless authorization is withheld, the enclosed proxy, when properly signed and returned, will be voted "FOR" the election as Directors of all of the nominees listed in this proxy statement.

     Pages 8 through 10 contain the following information regarding each Director nominee of the Company: name; principal occupation or business experience for the last five years (for principal occupation for the last five years of Directors who are also Executive Officers, see pages 11 and 12; age; the year in which the nominee first became a Director of the Company; the number of shares of common stock of the Company beneficially owned by the nominee as of February 11, 2002; and the percentage that the shares beneficially owned represent of the total outstanding shares of the Company as of February 11, 2002. The number of shares of common stock of the Company shown as being beneficially owned by each Director nominee includes those over which he or she has either sole or shared voting or investment power.


             Nominees for Class I Directors - One Year Initial Term

   PHOTO OF                            PHOTO OF                          PHOTO OF
DAVID L. BARNING                   LARRY E. DUNIGAN                  PHELPS L. LAMBERT

DAVID L. BARNING                   LARRY E. DUNIGAN                  PHELPS L. LAMBERT
o Chairman, Ohio                   o Chief Executive Officer,        o Managing Partner,
  Valley Wireless                    Holiday Management Company        Bush and Lambert
  (Cable TV and Internet Services)   (Long Distance Communication &    (Investments)
o Age 68                             Internet Services)              o Age 54
o Director since 1982              o Age 59                          o Director since 1990
                                   o Director since 1982



          PHOTO OF                                 PHOTO OF
       LOUIS L. MERVIS                        MARJORIE Z. SOYUGENC

       LOUIS L. MERVIS                        MARJORIE Z. SOYUGENC
       o President, Mervis Industries, Inc.   o President & CEO,
         (Steel Fabricating)                    Welborn Baptist Hospital (Health
       o Age 67                                   Care)
       o Director since 1996                  o Executive Director,
                                                WBH Evansville, Inc.,
                                                Welborn Foundation, Inc. and
                                                Welborn Baptist Foundation,
                                                Inc.  (1999 - Present)
                                                (Non-profit foundation)
                                              o Age 61
                                              o Director since 1993



             Nominees for Class II Directors - Two Year Initial Term



   PHOTO OF                             PHOTO OF                         PHOTO OF
RICHARD J. BOND                     DAVID E. ECKERLE                RONALD B. LANKFORD

RICHARD J. BOND                     DAVID E. ECKERLE                RONALD B. LANKFORD
o Community Chairman, Old National  o Retired Community Chairman,   o Retired President & COO,
  Bank, Vincennes, Indiana (an        Old National Bank, Jasper,      Old National Bancorp
  affiliate of the Company)           Indiana (an affiliate of the  o Age 68
o Age 68                              Company)                      o Director since 1994
o Director since 1989               o Age 58
                                    o Director since 1993



          PHOTO OF                                 PHOTO OF
      JAMES A. RISINGER                        KELLY N. STANLEY

      JAMES A. RISINGER                        KELLY N. STANLEY
      o Chairman, President & CEO, Old         o President & CEO,
        National Bancorp; Chairman,              Ontario Corporation
        President & CEO, Old National Bank       (Diversified Technology/
        (an affiliate of the Company)            Manufacturing Company)
      o Age 53                                 o Age 58
      o Director since 1997                    o Director since 2000




           Nominees for Class III Directors - Three Year Initial Term



  PHOTO OF                           PHOTO OF                        PHOTO OF
ALAN W. BRAUN                     ANDREW E. GOEBEL                LUCIEN H. MEIS

ALAN W. BRAUN                     ANDREW E. GOEBEL                LUCIEN H. MEIS
o President, Industrial           o President & COO,              o President, Meis Ventures,
  Contractors, Inc.                 Vectren Corporation             Inc.
  (Construction)                    (Utility)                       (Financial Investments)
o Age 57                          o Age 54                        o Age 67
o Director since 1988             o Director since 2000           o Director since 1985



          PHOTO OF                                 PHOTO OF
       JOHN N. ROYSE                           CHARLES D. STORMS

       JOHN N. ROYSE                           CHARLES D. STORMS
       o Retired Chairman, Old National        o President & CEO,
         Bancorp                                 Red Spot Paint & Varnish
       o Age 68                                  Co., Inc.
       o Director since 1985                     (Manufacturer of
                                                 Industrial Coatings)
                                               o Age 58
                                               o Director since 1988

                  COMMON STOCK BENEFICIALLY OWNED BY DIRECTORS
                             AND EXECUTIVE OFFICERS

      The following table sets forth information concerning beneficial ownership of the shares of common stock of the Company on February 11, 2002, by each Director and Executive Officer and by all Directors and Executive Officers as a group.

                                                   Number of Shares             Percent of
                        Name of Person          Beneficially Owned (1)         Common Stock
                        --------------          ----------------------         ------------
             David L. Barning                              194,021 (2)                    *
             Richard J. Bond                                87,979                        *
             Alan W. Braun                                 126,607                        *
             Thomas F. Clayton                              38,627 (3)                    *
             Wayne A. Davidson                              38,203                        *
             Larry E. Dunigan                              249,062 (4)                    *
             David E. Eckerle                               93,131 (5)                    *
             Andrew E. Goebel                                6,535                        *
             Michael R. Hinton                              46,517 (6)                    *
             Phelps L. Lambert                             200,697 (7)                    *
             Ronald B. Lankford                             33,052                        *
             Lucien H. Meis                                 91,236 (8)                    *



             Louis L. Mervis                                 1,211 (9)                    *
             Daryl D. Moore                                 33,853 (10)                   *
             John S. Poelker                                22,167 (11)                   *
             James A. Risinger                              90,773 (12)                   *
             John N. Royse                                 298,284 (13)                   *
             Marjorie Z. Soyugenc                          243,100 (14)                   *
             Kelly N. Stanley                               16,126 (15)                   *
             Charles D. Storms                              54,417 (16)                   *

             Directors and Executive
             Officers as a Group                         1,965,598                    3.22%
             (21 persons)
             -------------------------------
             *Less than 1%

(1) Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and sole investment power with respect to the shares shown in the table to be owned by that person.

(2) Includes 32,275 shares held by Betty J. Barning , Mr. Barning's spouse; 1,015 shares held by David Nicholas Kappler and David L. Barning, and 769 shares held by Kerri R. Kappler and David Barning.

(3) Includes 1,061 shares held by Susan Clayton, Mr. Clayton's spouse. Also includes 13,746 shares issuable to Mr. Clayton upon exercise of outstanding stock options exercisable within 60 days.

(4) Includes 7,967 shares held by Kevin T. Dunigan Trust, Sharon Dunigan, trustee; 8,671 shares held by Derek L. Dunigan Trust, Sharon Dunigan, trustee; 2,142 shares held by Mitchell Ryan Dunigan Trust, Larry Dunigan , trustee; and 38,287 shares held by Larry E. and Sharon Dunigan.

(5) Includes 742 shares held by David and Luella Eckerle and 20,907 shares held by Luella Eckerle, Mr. Eckerle's spouse.

(6) Includes 5,314 shares held by Debra D. Hinton, Mr. Hinton's spouse. Also includes 13,746 shares issuable to Mr. Hinton upon exercise of outstanding stock options exercisable within 60 days.

(7)  Includes 10,113 shares held by Carol M. Lambert, Mr. Lambert's spouse.

(8)  Includes 6,739 shares held by Alane Meis, Mr. Meis' spouse.

(9) The Mervis Charitable Remainder Trust and the Ellen Joy Mervis Trust own 36,274 shares of common stock of the Company with respect to which Mr. Mervis disclaims beneficial ownership.

(10) Also includes 13,746 shares issuable to Mr. Moore upon exercise of outstanding stock options exercisable within 60 days.

(11) Also includes 14,849 shares issuable to Mr. Poelker upon exercise of outstanding stock options exercisable within 60 days.

(12) Also includes 46,034 shares issuable to Mr. Risinger upon exercise of outstanding stock options exercisable within 60 days.

(13) Includes 3,259 shares held by Peg G. Royse, Mr. Royse's spouse.

(14) Includes 231,801 shares held by Rahmi Soyugenc, Ms. Soyugenc's spouse.

(15) Includes 175 shares held by Donna M. Stanley, Mr. Stanley's spouse.

(16) Includes 695 shares held by Christian Storms; 146 shares held by Elizabeth
     K. Storms, Mr. Storms' spouse; and 1,032 shares held by Katherine Storms.


                        EXECUTIVE OFFICERS OF THE COMPANY

     The Executive Officers of the Company are listed in the table below. Each officer serves a term of office of one year and until the election and qualification of his successor.

Name                      Age                    Office and Business Experience
----                      ---                    ------------------------------
James A. Risinger         53                    President of the Company since January 27, 2000, Chairman of the Board and Chief
                                                Executive Officer since 1998, Director since 1997, Executive Vice President from
                                                1997 to 1998, and Senior Vice President from 1993 to 1997.


Thomas F. Clayton         56                    Executive Vice President of the Company since January 27, 2000, Southern  Regional
                                                Executive from 1997 to 2000, and Senior Vice President from 1991 to 2000.

Christopher L. Melton     42                    Executive Vice President of the Company since February 26, 2001, and Chairman,
                                                President and CEO of Old National Signature Group since 2001. Previously, Senior
                                                Vice President of Union Planters Financial Services from 1998 to 2001, and
                                                Managing Partner of Knarr Melton & Associates/Cigna from 1987 to 1998.

Daryl D. Moore            44                    Executive Vice President of the Company since January 25, 2001, Senior Vice
                                                President from 1996 to 2001, Vice President from 1995 to 1996 and Chief Credit
                                                Officer since 1995. Executive Vice President and Chief Credit Officer of Merchants
                                                National Bank (Terre Haute) from 1993 to 1995.

Michael R. Hinton         47                    Executive Vice President of the Company and Community Chairman of Old National
                                                Bank, Evansville, Indiana since January 27, 2000. President of Old National Bank
                                                (Evansville) from 1993 to 2000.

John S. Poelker           59                    Executive Vice President of the Company since January 27, 2000, Chief Financial
                                                Officer since 1998 and Senior Vice President from 1998 to 2000. Previously, Chief
                                                Financial  Officer of American  General Finance from 1996 to 1998, and Chairman and
                                                Chief Executive Officer of Fleet Finance from 1993 to 1996.

Jeffrey L. Knight         42                    Senior Vice President of the Company since July 26, 2001. Corporate Secretary since 1994 and General Counsel since 1993.


                      COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors include an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Personnel Committee.

     When the Board is not in session, the Executive Committee has all of the power and authority of the Board except with respect to amending the Articles of Incorporation or By-Laws of the Company; approving an agreement of merger or consolidation; recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; recommending to the shareholders a dissolution of the Company or a revocation of such dissolution; declaring dividends; or authorizing the issuance or reacquisition of shares. The Executive Committee did not meet in 2002 and currently does not have any permanent members.

     The principal duties of the Audit Committee are to nominate the independent accountants for appointment by the Board; to meet with the independent accountants to review and approve the scope of their audit engagement and the fees related to such work; to meet with the Company's financial management, internal audit management and independent accountants to review matters relating to internal accounting controls, the internal audit program, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company and its affiliates; and to report to the Board periodically any conclusions or recommendations the Audit Committee may have with respect to such matters. The members of the Audit Committee are Alan W. Braun (Chairman), David L. Barning, Larry E. Dunigan and Phelps L. Lambert. The Audit Committee held four meetings during 2001. At the end of each meeting, the members of the Audit Committee have the opportunity to meet privately with the Company's independent accountants with no officers or other personnel of the Company present. The Audit Committee has adopted a written charter for the Audit Commitee.

     The principal duties of the Compensation Committee are to review corporate organizational structures; to review key employee compensation policies, plans and programs; to monitor performance and establish compensation of officers of the Company and other key employees; to prepare recommendations and periodic reports to the Board concerning such matters; and to function as the committee administering the Company's Short Term Incentive Plan, Restricted Stock Plan, 1999 Equity Incentive Plan, Pension Restoration Plan and Deferred Compensation Plan. The current members of the Compensation Committee are Charles D. Storms (Chairman), Larry E. Dunigan, Andrew E. Goebel and Lucien H. Meis, none of whom is an officer or employee of the Company or any affiliate. The Compensation Committee met four times during 2001.

     The function of the Nominating Committee is to seek out, evaluate and recommend to the Board qualified nominees for election as Directors of the Company and to consider other matters pertaining to the size and composition of the Board. The members of the Nominating Committee are Charles D. Storms (Chairman), David L. Barning, Larry E. Dunigan and Phelps L. Lambert. The Nominating Committee met one time in 2001. The Company's nomination procedures are governed by its By-Laws. Each year the Nominating Committee makes a recommendation to the entire Board of Directors of nominees for election as Directors. The Nominating Committee will review suggestions from shareholders regarding nominees for election as Directors. All such suggestions from shareholders must be submitted in writing to the Nominating Committee at the Company's principal executive office not less than 120 days in advance of the date of the annual or special meeting of shareholders at which Directors shall be elected. All written suggestions of shareholders must set forth (i) the name and address of the shareholder making the suggestion, (ii) the number and class of shares owned by such shareholder, (iii) the name, address and age of the suggested nominee for election as Director, (iv) the nominee's principal occupation during the five years preceding the date of suggestion, (v) all other information concerning the nominee as would be required to be included in the proxy statement used to solicit proxies for the election of the suggested nominee, and (vi) such other information as the Nominating Committee may reasonably request. A consent of the suggested nominee to serve as a Director of the Company, if elected, must also be included with the written suggestion.

     The function of the Personnel Committee is to review and approve changes in the Company's employee benefit programs, plans and policies relating to personnel issues. The members of the Personnel Committee are Marjorie Z. Soyugenc (Chairman), David L. Barning, Richard J. Bond, Alan W. Braun, Ronald B. Lankford, James A. Risinger and Charles D. Storms. The Personnel Committee met three times during 2001.


                       MEETINGS OF THE BOARD OF DIRECTORS
                                AND DIRECTOR FEES

     The Board of Directors of the Company held 10 meetings during the fiscal year ended December 31, 2001. All incumbent Directors attended 75% or more of the aggregate of the 2001 meetings of the Board and of the Board Committees to which they were appointed.

     All Directors of the Company received an annual retainer of $8,000 for serving as Directors. Directors not otherwise employed by the Company also received $1,000 for each Board of Directors meeting attended and $500 for each Committee meeting attended. Directors serving as a Committee Chairman received an additional annual retainer of $1,500.


                           INDEPENDENT ACCOUNTANT FEES

Audit Fees

     The aggregate fees of PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $353,560, of which an aggregate amount of $269,235 had been billed through December 31, 2001.

Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2001, were $566,318. The vast majority of these fees relate to regulatory compliance ($342,560), tax activities ($82,563) and other audit related services ($141,195) in support of the Company.


                          REPORT OF THE AUDIT COMMITTEE

     This disclosure statement is being provided to inform shareholders of the Audit Committee oversight with respect to the Company's financial reporting.

Independence of Audit Committee Members

     The Audit Committee is comprised of four members of the Board of Directors of the Company. All of the members of the Audit Committee are independent (as independence is defined in the New York Stock Exchange's listing requirements) from management and the Company.

Review with Management and Independent Accountants

     The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001, and the footnotes thereto with management and the independent accountants (PricewaterhouseCoopers LLP). In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement of Auditing Standards No. 61.

     The Audit Committee discussed with PricewaterhouseCoopers LLP the independence of such accountants from management and the Company, and received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1. The Audit Committee has also considered whether PricewaterhouseCoopers LLP's provision of non-audit services is compatible with maintaining their independence.

     The Audit Committee members do not have vested interests in the Company either through financial, family or other material ties to management which would hamper or influence their ability to evaluate objectively the propriety of management's accounting, internal control and reporting practices.

Conclusion

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

Submitted by,

David L. Barning
Alan W. Braun
Larry E. Dunigan
Phelps L. Lambert

                REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
                                  COMPENSATION

     The Compensation Committee of the Board of Directors is currently composed of four non-employee Directors who are not eligible to participate in any management compensation programs. The Committee is responsible for establishing all compensation for the Company's Executive Officers and for setting and administering the terms, policies and agreements related to other compensation components for the Company's Executive Officers. An independent compensation consulting firm, Hay Group, Inc., has been retained by the Company since 1982 to advise the Compensation Committee on all compensation matters.

Compensation Principles

     The Company's executive compensation program is structured to help the Company achieve its business objectives by

o setting levels of compensation designed to attract and retain superior executives in a highly competitive environment;

o providing incentive compensation that ties directly with both Company financial performance and individual contribution to that performance; and

o linking compensation to elements that affect short- and long-term stock performance.

     The Committee believes the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing shareholder value. In this regard, the Committee believes executive compensation should be comprised of cash and equity-based programs which reward performance not only as measured against the Company's specific annual and long-term goals, but also which recognize that the Company operates in a competitive environment and that performance should be evaluated as compared to industry peers. In April 1999, the Company's shareholders adopted an Equity Incentive Plan, which authorizes the Compensation Committee to grant incentive and non-qualified stock options in addition to other forms of equity compensation. The Committee issued 1,400,000 stock option grants to employees of the Company in 2001. The equity-based compensation plans ensure that employees have a meaningful stake in the Company, the ultimate value of which is dependent on the Company's continued long-term success, and that the interests of employees are thereby aligned with those of the shareholders.

Salaries

     The Compensation Committee establishes the salary of the Chairman, President and CEO (hereinafter the "Chairman"). The base salaries of the Company's next four highest paid Executive Officers are determined by the Compensation Committee with recommendations from the Chairman. The same compensation principles are applied in setting the salaries of all employees, including the Chairman, to ensure that salaries are fairly and competitively established. Salary ranges are determined for each executive position based upon survey data that is obtained from a relevant peer group and from the Hay Group, Inc. The Company uses the Hay Job Evaluation System to establish salary grades and ranges for each position based on the knowledge and problem-solving ability required to satisfactorily fulfill the position's assigned duties and responsibilities, its accountability and the impact on the operations and profitability of the Company. The Company's peer group consists of reasonably comparable regional bank holding companies. Relevant peer group data is used rather than the NYSE Financial Index because the peer group companies resemble more closely the asset size and operations of the Company. The peer group data is also used to validate and affirm recommendations presented by the Hay Group, Inc.

     From survey data, salary ranges are established each year for the Chairman and all other executive positions within the organization. These ranges are designed so that the mid-point of the salary range is approximately the 50th percentile of base salaries paid to comparable positions across a broad spectrum of comparable financial services companies. Within these established ranges, actual base salary adjustments are made periodically in accordance with the guidelines of the Company's salary administration program and performance review system. In 2001, the base salaries for the

Executive Officers as a group and the Chairman were within the established salary ranges. Continuous outstanding performance over an extended period of time could result in a salary at the top end of the established range whereas undistinguished performance could result in compensation at the lower end of the range.

Short Term Incentive Plan

     The Company implemented a Short Term Incentive Plan (the "STIP") for certain key officers in 1996. The STIP provides for the payment of additional compensation in the form of an annual cash incentive payment contingent upon the achievement of certain corporate goals and the achievement of certain business performance goals. The STIP uses various scorecards based on specific corporate and shareholder-related performance goals relating to earnings per share and operating income. Participants were assigned to one of the incentive scorecards based upon their area of responsibility and expected level of contribution to the Company's achievement of its corporate goals. The incentive award levels, based upon the Company's and an individual participant's performances, range from 7.5% to 82.5% of a participant's base salary. The STIP incentive award opportunity for the Chairman ranges from 27.5% to 82.5% of base salary.

     Each fiscal year the Compensation Committee establishes threshold (minimum), target and maximum performance levels under the STIP. If threshold performance is not achieved, there is no payment from the STIP for that period, and if performance exceeds the threshold, actual incentive payments to participants are in proportion to the actual financial performance achieved compared to the performance goals. For 2001, the Company exceeded the earnings per share target resulting in a payout to participating officers above the "target" level under the STIP. (See Summary Compensation Table on page 17.)

1999 Equity Incentive Plan

     The Company maintains the 1999 Equity Incentive Plan (the "Plan"). The Board and the Compensation Committee believe that this flexible long-term, stock-based incentive plan enhances the Company's ability to attract, retain and reward management with exceptional talent and provides the Company with the ability to develop incentive programs which are responsive to the demands of the marketplace. The Compensation Committee also believes that the stock option grants afford a desirable long-term compensation method because they closely align the interests of management with those of shareholders. Three hundred sixty officers, including those listed in the Summary Compensation Table, participate in the Plan. During 2001, the Compensation Committee granted stock options to eligible Plan participants. In determining the grants of stock options to the Chief Executive Officer, as well as other named officers in the Summary Compensation Table, the Compensation Committee took into account the respective scope of responsibility, performance requirements and recent and expected contributions of the Plan participants to the Company's achievement of its long-term performance objectives.

Discussion of 2001 Compensation for the Chairman

     Annually, the Compensation Committee receives an analysis from the Company's Senior Vice President, Director of Human Resources, on all aspects of the Chairman's remuneration, including base salary, incentive opportunity and the relationship of total compensation to the comparative survey data. When appropriate, the Compensation Committee may direct the Senior Vice President, Director of Human Resources, to compile additional compensation information and comparisons. The Committee considers several factors in establishing the Chairman's compensation package. These include the Company's overall performance as measured by total shareholder return, adherence to the Company's strategic plan, and the development of sound management practices. The Committee in evaluating an increase in the Chairman's base salary in 2001 considered these factors.

Summary

     The Committee has determined that the Company's executive total compensation programs, plans and awards for 2001 are well within conventional standards of reasonableness and competitive necessity and are clearly within industry norms and practices.

     In establishing executive compensation programs in the future, the Compensation Committee will continue to focus on specific corporate goals designed to promote the overall financial success of the Company, such as earnings per share, operating income, credit quality and expense control, which are expected to improve the return on shareholders' equity.

         Submitted by:

         Charles D. Storms, Chairman
         Larry E. Dunigan
         Andrew E. Goebel
         Lucien H. Meis


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following Summary Compensation Table shows the annual compensation paid by the Company to its Chief Executive Officer for 2001, each of the four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers as of December 31, 2001 (the "Named Executive Officers"). The compensation of each of the Named Executive Officers is reported for each of the last three years.

Summary Compensation Table

                                                                                      Long-Term Compensation
                                                                                              Award(s)
                                                                                    --------------------------
                                                    Annual Compensation                           Number of
                                           -------------------------------------                  Securities
                                                                       Other        Restricted    Underlying        All
                                                                       Annual         Stock        Options          Other
Name and Principal Position     Year       Salary(a)    Bonus(b)    Compensation     Award(c)     Granted(d)    Compensation(e)
---------------------------     ----       ---------    --------    ------------    ----------   ------------  ----------------
James A. Risinger
President,                          2001    $570,003    $319,772        $8,737          $  0        213,509       $52,020
Chief Executive Officer and         2000     505,627           0        43,710       130,475              0        72,847
Chairman of the Board............   1999     430,006     289,448         5,154       144,018              0        38,700

Thomas F. Clayton                   2001    $310,627    $126,736       $ 6,186         $   0         88,086       $27,956
Executive Vice                      2000     275,621           0        10,873        37,054              0        34,524
President........................   1999     224,005     107,979         3,242        50,760              0        19,620

Michael R. Hinton                   2001    $310,627    $126,736       $ 3,800         $   0         88,086       $27,956
Executive Vice                      2000     275,621           0         6,976        51,526              0        25,575
President........................   1999     204,151      99,879         4,904        64,530              0        18,405

Daryl R. Moore                      2001    $250,037    $102,015       $ 4,980                       88,086       $22,503
Executive Vice                      2000     210,018           0         7,558      $      0              0        28,570
President........................   1999     192,029      94,122         4,652        37,054              0        17,102
                                                                                      48,897

John S. Poelker
Executive Vice President and        2001    $305,011    $124,445       $ 3,447         $   0         89,189       $21,351
Chief Financial Officer..........   2000     270,005           0        13,848        41,535              0        26,979
                                    1999     233,022     115,407         1,658        41,472              0        16,310

(a) Salary includes base compensation and income recognized in the form of Director fees paid by the Company or its affiliates during the indicated calendar years.

(b) These amounts represent bonuses payable pursuant to the Company's Short Term Incentive Plan (STIP).

(c) Restricted Shares awarded each year are based on the achievement of earnings per share goals and vest over a four year period. The shares itemized in this column (c) reflect the value of earned shares that have vested in prior years that are no longer subject to forfeiture under the plan. There were no restricted stock awards in 2001 as the Company discontinued the Plan.

(d)  The options listed have been adjusted to reflect stock dividends.

(e) All Other Compensation includes the following for Messrs. Risinger, Clayton, Hinton, Moore and Poelker for 2001: (i) Company contribution to the Company's Employee Stock Ownership Plan of $15,300, $15,300, $15,300, $15,300 and $11,900, for each Named Executive Officer, respectively; and
     (ii) Company contribution to the Supplemental Deferred Compensation Plan of $36,720, $12,656, $12,656, $7,203, and $9,451, for each Named Executive
     Officer respectively.

Stock Option Grants

     The following table contains information concerning the stock option grants made to each of the Named Executive Officers in the fiscal year ended December 31, 2001.

                                                 Individual Grant
                            ---------------------------------------------------------
                              Number of       % of Total
                             Securities        Options
                             Underlying       Granted to                                         Grant Date Value(3)
                               Options      Employees in      Exercise      Expiration           -------------------
           Name                Granted         2001(1)        Price(2)         Date           Grant Date Present Value
           ----                -------         -------        --------         ----           ------------------------
James A. Risinger              213,509            15.3%        $ 25.13       6/17/11                   $1,449,726
Thomas F. Clayton               88,086             6.3%        $ 25.13       6/17/11                  $   598,104
Michael R. Hinton               88,086             6.3%        $ 25.13       6/17/11                  $   598,104
Daryl D. Moore                  88,086             6.3%        $ 25.13       6/17/11                  $   598,104
John S. Poelker                 89,189             6.4%        $ 25.13       6/17/11                  $   605,593

(1)  Based on an aggregate of 1,400,000 option shares granted in fiscal year
     2001.
(2) The exercise price per share of options granted represented the fair market value of the underlying shares of common stock on the option grant date, which was equal to the closing price, as reported by the Nasdaq National Market System on the option grant date. The options vest over a four year period and the exercise price may be paid in cash, in shares of the Company's common stock valued at fair market value on the exercise date or through a cashless broker-assisted exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares.
(3)  Black-Scholes methodology utilized.

Stock Option Exercises and Final Year-End Values

     The following table sets forth information concerning the fiscal year-end number and value of unexercised options; and the number of options exercised during fiscal year 2001 with respect to each of the Named Executive Officers.

                                                      Number of Securities                Value of Unexercised
                                                      Underlying Unexercised              In-the-Money Options
      Name                 Shares                     Options at Fiscal Year End          At Fiscal Year End(1)
                           Acquired on    Value       --------------------------          ---------------------
                           Exercise       Realized    Exercisable      Unexercisable      Exercisable    Unexercisable
                           ---------      --------    ------------     -------------      -----------    -------------
James A. Risinger               ---          ---            46,034           167,475          ---                 ---
Thomas F. Clayton               ---          ---            13,746            74,340          ---                 ---
Michael R. Hinton               ---          ---            13,746            74,340          ---                 ---
Daryl D. Moore                  ---          ---            13,746            74,340          ---                 ---
John S. Poelker                 ---          ---            14,849            74,340          ---                 ---

--------------------

(1) Based on the fair market value of the Company's Common Stock at fiscal year end ($24.048 per share), and such value is equal to the closing price, as reported by the Nasdaq National Market System at that date, less the exercise price payable for such shares.


Retirement Plan

     The Old National Bancorp Employees' Retirement Plan (the "Retirement Plan") is a qualified, defined benefit, non-contributory pension plan covering substantially all employees of the Company and its subsidiaries and affiliates with one or more years of service with the Company or its subsidiaries and affiliates, and with credited service accruing from the date of employment, provided that the employee has not less than 1,000 hours of service (as defined in the plan) during such period.

     The amount of annual contribution attributable to specific individuals cannot be determined in a meaningful manner. The following table shows the estimated annual pensions payable to eligible employees upon retirement at age
65. The amounts shown do not reflect any reduction related to Social Security earnings or for the survivor benefit features of the Retirement Plan, the application of which would reduce the amount of pension payable.

                                                          Pension Plan Table (1)
Final Average
   Salary                                                     Years of Service
-------------               -----------------------------------------------------------------------------------------
                                 5           10          15            20            25           30        35 & Up
                            -----------  ----------  ----------    ----------    ----------   ----------   ----------
 $100,000                    $7,250       $14,500     $22,750      $31,000         $40,750       $50,500      $60,250
  150,000                    10,875        21,750      34,125       46,500          61,125        75,750       90,375
  200,000                    14,500        29,000      45,500       62,000          81,500       101,000      120,500
  250,000                    18,125        36,250      56,875       77,500         101,875       126,250      150,625
  300,000                    21,750        43,500      68,250       93,000         122,250       151,500      180,750
  350,000                    25,375        50,750      79,625      108,500         142,625       176,750      210,875
  400,000                    29,000        58,000      91,000      124,000         163,000       202,000      241,000
  450,000                    32,625        65,250     102,375      139,500         183,375       227,250      271,125
  500,000                    36,250        72,500     113,750      155,000         203,750       252,500      301,250
  550,000                    39,875        79,750     125,125      170,500         224,125       277,750      331,375
  600,000                    43,500        87,000     136,500      186,000         244,500       303,000      361,500

--------------------

(1) The law in effect at December 31, 2001 prohibited the distribution of benefits from the Retirement Plan in excess of $135,000 per year expressed as a straight life annuity. It also prohibited compensation in excess of $170,000 to be used in the computation of the retirement benefit. Both amounts are indexed for inflation.

     The Retirement Plan provides for the payment of monthly benefits in a fixed amount upon attainment of age 65. As a normal form of benefit, each eligible participant is entitled to receive a monthly pension for his or her life based on years of service and "average monthly compensation" (which excludes bonuses). In general, the formula for determining the amount of a participant's monthly pension is average monthly compensation multiplied by 1.45% for the first ten years of service, 1.65% for the next ten years of service, and 1.95% for the next fifteen years of service, less any amount related to Social Security earnings. In general, the amount of the reduction is .59% of average monthly compensation (up to a maximum of 125% of covered compensation) multiplied by all years of service up to 35 years of service. The standard retirement benefit for married participants is payable in the form of a joint and survivor annuity in an amount which is actuarially equivalent to the normal form of benefit. Instead of an annuity, participants may elect to receive a single sum cash settlement upon retirement in an amount that is actuarially equivalent to the participant's normal form of benefit.

     2001 base salary figures for the Chairman and the next four most highly compensated Executive Officers of the Company are set forth in column (a) in the Summary Compensation Table on page 17. The Retirement Plan was frozen as of December 31, 2001, except to employees who were at least age 50 or who had 20 years of vesting service as of December 31, 2001. Mr. Risinger had 24 years of credited service; Mr. Hinton 22 years; Mr. Clayton 14 years; and Mr.

Moore 23 years. Mr. Poelker is not accruing benefits under this Plan but does continue to accrue service for eligibility of an immediate early retirement benefit.

     For certain employees, in addition to the persons listed in the Summary Compensation Table, whose annual retirement income benefit under the Retirement Plan exceeds the limitations imposed by the Internal Revenue Code of 1986, as amended, and the regulations thereunder (including, among others, the limitation that annual benefits paid under qualified defined benefit pension plans may not exceed $135,000) such excess benefits will be paid from the Company's non-qualified, unfunded, non-contributory supplemental retirement plan.

Agreements with Certain Officers

     The Company has entered into change of control severance agreements with Messrs. James A. Risinger, Thomas F. Clayton, Michael R. Hinton, Daryl D. Moore and John S. Poelker. Each executive is entitled to benefits under his severance agreement upon any termination of the executive's employment by the Company (except for, and as is more specifically described in each severance agreement, termination for cause, disability, voluntary retirement or death), or upon a termination of employment by the executive under certain circumstances specified in his severance agreement, during the one-year period following a change in control (as defined in the severance agreements) of the Company which occurs during the term of the severance agreement.

     In the event of a termination of employment, the executive will be entitled to receive a lump sum cash payment equal to the aggregate of: his then-effective base salary through the date of termination; all amounts due to the executive under the Company's accrued vacation program through the date of termination; and a certain amount under the Retirement Plan, as specified in his severance agreement. In addition, the Company must pay to the executive in a lump sum cash payment an amount equal to two times the average annual base salary paid to him by the Company in the three years preceding the date of termination. The severance agreements further require the Company to cause to be vested in each executive's name those awarded but unvested shares held in the executive's account in the Restricted Stock Plan, all amounts due the executive under the Company's Short Term Incentive Plan and to maintain in force for two years following the date of termination all employee welfare plans and programs in which the executive was entitled to participate immediately prior to such termination.

     The change of control severance agreements provide for one year extensions by mutual agreement of the Company and the respective executives. With respect to Messrs. Risinger, Clayton, Hinton, Moore and Poelker, each of their severance agreements was extended by the Board of Directors in 2001 through December 31, 2003.

                   SHAREHOLDER RETURN PERFORMANCE COMPARISONS

     The Company's common stock began trading on the New York Stock Exchange on February 15, 2002. Because 2002 will be the first year during which that the Company's common stock will have traded on the New York Stock Exchange, for comparative purposes, both the NYSE Financial Index and the Nasdaq Bank Index are reflected in the stock performance graph.

     The comparison of shareholder returns (change in December year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1996, in common stock of each of the Company, the Russell 1000 Index, the NASDAQ Bank Index, and the NYSE Financials Index with investment weighted on the basis of market capitalization.


                                                      [Performance Graph]


-------------------------------------------------------------------------------------------------------------------
                                                      Total Return Analysis

                            12/31/1996      12/31/1997     12/31/1998    12/31/1999      12/31/2000     12/31/2001
-------------------------------------------------------------------------------------------------------------------
Old National Bancorp         $  100.00       $  131.73      $  162.42     $  151.94       $  150.00      $  136.51
-------------------------------------------------------------------------------------------------------------------
Russell 1000                 $  100.00       $  132.48      $  167.92     $  203.07       $  185.12      $  177.78
-------------------------------------------------------------------------------------------------------------------
Nasdaq Bank                  $  100.00       $  166.60      $  149.51     $  140.84       $  161.51      $  159.96
-------------------------------------------------------------------------------------------------------------------
NYSE Financial               $  100.00       $  141.23      $  148.48     $  147.11       $  184.23      $  169.06
-------------------------------------------------------------------------------------------------------------------
Source:  Carl Thompson Associates  www.ctaonline.com  (800) 959-9677.  Data from BRIDGE Information Systems, Inc.
                                   -----------------


TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Executive Officers and Directors of the Company are at present, as in the past, customers of one or more of the Company's affiliates and have had and expect in the future to have similar transactions with the affiliates in the ordinary course of business. In addition, some of the Executive Officers and Directors of the Company are at present, as in the past, officers, directors or principal shareholders of corporations which are customers of these affiliates and which have had and expect to have transactions with the affiliates in the ordinary course of business. All such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     During 2001, the Company paid approximately $734,107 for engineering, design and construction services to Industrial Contractors, Inc. in connection with its role as general contractor for renovations to the Old National Bank Tower, renovations to the Operations Center in Evansville and for work at other Old National Bank branch locations. Alan W. Braun, President of Industrial Contractors Inc., is currently a Director of the Company and a nominee for Director.


                   ITEM 4. RATIFICATION OF THE APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS

     The Board of Directors proposes the ratification by the shareholders at the Annual Meeting of the appointment of PricewaterhouseCoopers LLP, Chicago, Illinois, as independent accountants for the Company and its affiliates for the fiscal year ending December 31, 2002. Although ratification by the shareholders of the Company's independent accountants is not required, the Company deems it desirable to continue its established practice of submitting such selection to the shareholders. In the event the appointment of PricewaterhouseCoopers LLP, is not ratified by the shareholders, the Board of Directors will consider appointment of other independent accountants for the fiscal year ending December 31, 2002. A representative of PricewaterhouseCoopers LLP, will be present at the Annual Meeting and will have the opportunity to make a statement or respond to any appropriate questions that shareholders may have.


                SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Proposals submitted by shareholders under Rule 14a-8 of the Securities and Exchange Commission to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than November 9, 2002, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposals should be sent to the attention of the Corporate Secretary of the Company, P. O. Box 718, Evansville, Indiana 47705-0718. If notice of any other shareholder proposal intended to be presented at the 2003 Annual Meeting of Shareholders is not received by the Company on or before January 23, 2003, the proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

                                  VOTE REQUIRED

     The nominees for election as Directors of the Company named in this proxy statement will be elected by a plurality of the votes cast. Action on the other items or matters to be presented at the Annual Meeting will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions or broker non-votes will not be voted for or against any items or other matters presented at the meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but broker non-votes will not be counted for quorum purposes if the broker has failed to vote as to all matters.

                                  ANNUAL REPORT

     UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER WHO DOES NOT OTHERWISE RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2001. ADDRESS ALL REQUESTS TO:

RONALD W. SEIB
SENIOR VICE PRESIDENT AND CONTROLLER
OLD NATIONAL BANCORP
P. O. BOX 718
EVANSVILLE, INDIANA  47705-0718


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers and persons who beneficially own more than ten percent of the Company Common Shares to file with the Securities and Exchange Commission reports showing ownership of and changes of ownership in the Company's Common Shares and other equity securities. On the basis of reports and representations submitted by the Company's Directors, Executive Officers, and greater-than-ten-percent owners, the Company believes that all required Section 16(a) filings for fiscal year 2001 were timely made.


                                  OTHER MATTERS

     The Board of Directors of the Company does not know of any matters for action by shareholders at the 2002 Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting of shareholders. However, the enclosed proxy will confer upon the named proxies discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the Annual Meeting.

It is the intention of the persons named as proxies to vote pursuant to the proxy with respect to such matters in accordance with their best judgment.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, Directors and Officers of the Company and its subsidiaries may solicit proxies personally, by telephone or in person, but such persons will not be specially compensated for their services. Specially engaged employees of the Company or other paid solicitors will make no solicitations.

     It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, shareholders are requested to complete, sign and return their proxies in order that a quorum for the Annual Meeting may be assured. You may also vote your proxy by Internet. If you do not vote your proxy by Internet, then it may be mailed in the enclosed envelope, to which no postage need be affixed.

OLD NATIONAL BANCORP                                     Proxy Number
420 Main Street
Evansville, Indiana 47708                                Account Number
--------------------------------------------------------------------------------














                            SIGN AND DATE THIS CARD.
                             DETACH PROXY CARD HERE
--------------------------------------------------------------------------------


5. ELECTION OF DIRECTORS  (Mark only one box below.)
   ---------------------
   01 - David L. Barning  05 - David E. Eckerle    09 - Lucien H. Meis
   02 - Richard J. Bond   06 - Andrew E. Goebel    10 - Louis L. Mervis
   03 - Alan W. Braun     07 - Phelps L. Lambert   11 - James A. Risinger
   04 - Larry E. Dunigan  08 - Ronald B. Lankford  12 - John N. Royse

   13 - Marjorie Z. Soyugenc
   14 - Kelly N. Stanley
   15 - Charles D. Storms

   [ ] FOR ALL NOMINEES LISTED HEREIN  (except as indicated below)

   [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

   Instruction: To withhold authority to vote for any individual nominee, print the number(s) of the nominee(s) on the line provided._______________________

6. Such other matters as may properly come before the meeting or any adjournments and postponements thereof.

                    This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted for Proposals 1 and 2. All former proxies are hereby revoked.

                    ------------------------------------        -------------
                    Signature                                   Date

                    ------------------------------------        -------------
                    Signature                                   Date

                    Joint owners should each sign personally. Trustees, corporate officers and others signing in a representative capacity should indicate the capacity in which they sign.

OLD NATIONAL BANCORP
420 Main Street
Evansville, Indiana 47708                There are two ways to vote your proxy.
--------------------------------------------------------------------------------

VOTE BY INTERNET  http://www.oldnational.com
Go to the web site address listed above to vote your Proxy 24 hours a day, 7 days a week.

You will be prompted to enter the proxy number and the account number, which are located in the upper right-hand corner on the reverse side of this card. Then follow the simple online instructions.

Note: If voting by Internet, your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. The Internet voting facilities will close at 12:00 p.m. (Central Time Zone) on April 17, 2002.


VOTE BY MAIL
Mark your proxy card. On the reverse side, please sign and date your proxy card, and return it in the postage-paid envelope provided. If you vote by Internet, do not return your proxy card in the mail.













                             DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
                              OLD NATIONAL BANCORP
                                      PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 18, 2002, and any adjournments or postponements thereof.

The undersigned hereby appoints Stephan E. Weitzel and John A. Witting, and each of them, singly, as proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Old National Bancorp held of record by the undersigned on February 11, 2002, and which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 18, 2002, and all adjournments or postponements thereof, on the following matters proposed by the Board of Directors of Old National Bancorp.

1. Approval of the amendments to Article VII of Old National Bancorp's Articles of Incorporation to provide for a Board of Directors with staggered terms.

              FOR    [ ]         AGAINST   [ ]           ABSTAIN    [ ]

2. Approval of the amendments to Article II of Old National Bancorp's Articles of Incorporation to update the purpose and general powers of Old National Bancorp.

              FOR    [ ]         AGAINST   [ ]           ABSTAIN    [ ]

3. Election of fifteen Directors to serve until the election and qualification of their respective successors.

              FOR    [ ]         AGAINST   [ ]           ABSTAIN    [ ]

4. Ratification of the appointment of PricewaterhouseCoopers LLP, Chicago, Illinois, as independent accountants of Old National Bancorp and its affiliates for the fiscal year ending December 31, 2002.

              FOR    [ ]         AGAINST   [ ]           ABSTAIN    [ ]